UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 19, 2007

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI		53051
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 19, 2007, Magnetek, Inc. (the “Company”) entered into a third amendment (the “Third Revolving Credit Agreement Amendment”) to its Credit Agreement, dated as of September 30, 2005 and as amended as of November 29, 2005 and April 20, 2006 (as amended, the “Revolving Credit Agreement”), among the Company, certain subsidiaries of the Company party thereto, the lenders from time to time party thereto (the “Revolving Lenders”) and Wells Fargo Foothill, Inc., as administrative agent for the Revolving Lenders.

The Third Revolving Credit Agreement Amendment (i) eliminated all covenant measurements provided there are no borrowings outstanding under the Revolving Credit Agreement, (ii) decreased the amount of EBITDA (as defined in the Revolving Credit Agreements) required for the six, nine and twelve months ended June 30, 2007, September 30, 2007 and December 31, 2007 respectively, (iii) revised the capital expenditure limit for the twelve months ended December 31, 2007 and (iv) permitted the issuance of replacement letters of credit outside the Revolving Credit Agreement.  The Amendment also contains a waiver of all known existing defaults under the Revolving Credit Agreement.

A copy of the Third Revolving Credit Agreement Amendment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit Number	Description

99.1

“Third Amendment to Credit Agreement and Waiver” dated as of September 19, 2007, among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Wells Fargo Foothill, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNETEK, INC.

Date: September 19, 2007	By:	/s/ Marty J. Schwenner
Marty J. Schwenner
Vice President and Chief Financial Officer